PRICING SUPPLEMENT NO. 14                                         Rule 424(b)(3)
DATED: February 7, 2001                                       File No. 333-52902
(To Prospectus dated January 11, 2001,
and Prospectus Supplement dated January 11, 2001)



                                 $9,015,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B


Principal Amount: $120,000,000   Floating Rate Notes [ ]  Book Entry Notes [x]

Original Issue Date: 2/12/2001   Fixed Rate Notes [x]     Certificated Notes [ ]

Maturity Date: 2/12/2002         CUSIP#: 073928SV6

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate: 5.22%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                    Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]  Federal Funds Rate                 Interest Reset Date(s):

[ ]  Treasury Rate                      Interest Reset Period:

[ ]  LIBOR Reuters                      Interest Payment Date(s):

[ ]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate:                   Interest Payment Period:

Index Maturity:

Spread (plus or minus):

*On August 12, 2001 and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.